Exhibit 99.1

OPENWAVE NAMES HAROLD L. COVERT AS NEW CHIEF FINANCIAL OFFICER

Chair of Openwave Audit Committee and Board Member to join Executive Team

Redwood City, CA – September 12 , 2005 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced the appointment of Harold (Hal) L. Covert as chief financial officer of Openwave, effective October 1st 2005. Covert, an industry veteran with over 25 year’s experience, joins Openwave’s management team from Fortinet, Inc, where he held the position of chief financial officer. Covert, who has served as a board member and audit committee chair for Openwave since April 2003, will be stepping down from the board and all board committee assignments to assume the chief financial officer post. Covert will replace Joshua Pace as chief financial officer effective from October 1st 2005. Pace will continue to serve as full-time advisor to Openwave through the end of this calendar year.

“I am honored and delighted that Hal has agreed to join Openwave’s management team during this period of high growth for Openwave, stepping down as chair of the audit committee to assume the role of chief financial officer,” said David Peterschmidt, president and chief executive officer of Openwave. “We are incredibly fortunate to be able to welcome a chief financial officer of Hal’s caliber, and will all benefit from his deep industry experience from working with technology companies such as Adobe, where he was critical to their financial success.”

Covert added: “I am delighted to be joining Openwave as an operating officer during such an important time in the industry. As a board member for the past two years and chairman of the audit committee, I am confident that Openwave is uniquely positioned to serve communications providers worldwide with compelling and robust solutions. I am looking forward to being part of the team during this dynamic period for Openwave as the company continues to grow and drive the industry. “

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About Openwave

Openwave Systems Inc. (NASDAQ: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (c) the ability to successfully partner with other companies; (d) increased global competition; (e) technological changes and developments; and (f) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

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Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

INVESTOR CONTACTS: Amy Staas VP Finance and Investor Relations Openwave Systems Inc. (650)480 2707	MEDIA CONTACTS: Hannah Summers Openwave Systems Inc (650)480 7119 Hannah.summers@openwave.com